                                                                    EXHIBIT 10.2





================================================================================

                                   $3,000,000

                             BRIDGE LOAN AGREEMENT

                                  dated as of

                                  June 9, 1998

                                     among

                             THE HAMLET GROUP, INC.
                                  as Borrower

                               KOO KOO ROO, INC.,
                            H.H.K. OF VIRGINIA, INC.

                                      and

                            H.H. OF MARYLAND, INC.,

                                 as Guarantors

                                      and

                              FRI-MRD CORPORATION,
                                   as Lender

================================================================================

                               TABLE OF CONTENTS


                                                                                  Page
                                                                                  ----
                                   ARTICLE I

                                  Definitions
                                  -----------

Section 1.1      Defined Terms...................................................   1
Section 1.2      Terms Generally.................................................  11
Section 1.3      Accounting Terms; GAAP..........................................  12

                                   ARTICLE II

                                The Bridge Loan
                                ---------------

Section 2.1      Bridge Loan.....................................................  12
Section 2.2      Funding of Borrowings...........................................  12
Section 2.3      Notes...........................................................  12
Section 2.4      Repayment of Loan on Maturity Date; Mandatory Prepayment........  13
Section 2.5      Optional Prepayment of Loan.....................................  13
Section 2.6      Interest........................................................  13
Section 2.7      Taxes...........................................................  14
Section 2.8      Payments Generally; Pro Rata Treatment; Sharing of Set-offs.....  14

                                  ARTICLE III

                                   Guarantee
                                   ---------

Section 3.1      The Guarantee...................................................  15
Section 3.2      Obligations Unconditional.......................................  15
Section 3.3      Reinstatement...................................................  16
Section 3.4      Subrogation.....................................................  17
Section 3.5      Remedies........................................................  17
Section 3.6      Continuing Guarantee............................................  17
Section 3.7      General Limitation on Guarantee Obligations.....................  17

                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------

Section 4.1       Borrower's Representations and Warranties.....................   18
Section 4.2       Lender's Representations and Warranties.......................   19

                                   ARTICLE V

                                  Conditions....................................   20
                                  ----------

                                   ARTICLE VI

                             Affirmative Covenants
                             ---------------------

Section 6.1       Financial Statements and Other Information....................   21
Section 6.2       Notices of Material Events....................................   22
Section 6.3       Existence; Conduct of Business................................   23
Section 6.4       Payment of Obligations........................................   23
Section 6.5       Maintenance of Properties; Insurance..........................   23
Section 6.6       Books and Records; Inspection Rights..........................   23
Section 6.7       Compliance with Laws..........................................   23
Section 6.8       Use of Proceeds...............................................   24
Section 6.9       Further Assurances............................................   24
Section 6.10      Conduct of Business...........................................   24

                                  ARTICLE VII

                               Negative Covenants
                               ------------------

Section 7.1       Debt..........................................................   24
Section 7.2       Liens.........................................................   25
Section 7.3       Fundamental Changes...........................................   25
Section 7.4       Investments, Loans, Advances, Suretyship Liabilities and
                  Acquisitions..................................................   26
Section 7.5       Hedging Agreements............................................   26
Section 7.6       Restricted Payments...........................................   26
Section 7.7       Transactions with Affiliates..................................   26
Section 7.8       Restrictive Agreements........................................   26

                                  ARTICLE VIII

                                Events of Default...............................   27
                                -----------------

                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

Section 9.1       Notices.......................................................   29
Section 9.2       Waivers; Amendments...........................................   31
Section 9.3       Expenses; Indemnity; Damage Waiver............................   31
Section 9.4       Successors and Assigns........................................   31
Section 9.5       Survival......................................................   32
Section 9.6       Counterparts; Integration; Effectiveness......................   32
Section 9.7       Marshalling; Recapture........................................   32
Section 9.8       Severability..................................................   33
Section 9.9       Right of Setoff...............................................   33
Section 9.10      Governing Law; Jurisdiction; Consent to Service of Process....   33
Section 9.11      Headings......................................................   34

SCHEDULES AND EXHIBITS

Schedule 6.1     Additional Information
Schedule 7.1     Debt
Schedule 7.2     Liens
Schedule 7.4     Investments
Schedule 7.8     Restrictive Agreements


Exhibit A        Bridge Note
Exhibit B        Opinion of Latham & Watkins, Counsel to the Borrower
Exhibit C        Pledge Agreement
Exhibit D        Security Agreement
Exhibit E        Assignment of Leases

          BRIDGE LOAN AGREEMENT dated as of June 9, 1998, among THE HAMLET GROUP, INC., as Borrower, H.H.K. OF VIRGINIA, INC., H.H. OF MARYLAND, INC. and KOO KOO ROO, INC., as Guarantors, and FRI-MRD CORPORATION, as Lender.

          The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          Section 1.1  Defined Terms.  As used in this Agreement, the following
                       -------------
terms have the meanings specified below:

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement" means this Bridge Loan Agreement, as amended from time to
           ---------
time.

          "Assignment of Leases" means that certain Assignment of Leases, dated
           --------------------
as of the date hereof, executed by the Borrower and the Subsidiary Guarantors in favor of Lender, in substantially the form of Exhibit E.

          "Bankruptcy Code" means Title 11 of the United States Code entitled
           ---------------
Bankruptcy, as now or hereafter in effect.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means The Hamlet Group, Inc., a California corporation.
           --------

          "Bridge Note" has the meaning assigned to such term in Section 2.3(a).
           -----------

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in Los Angeles, California are authorized or required by law to remain closed.

                                                           BRIDGE LOAN AGREEMENT

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of KKR (other than Lender or any Affiliate of Lender); (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of KKR by Persons who were neither (i) nominated by the board of directors of KKR nor (ii) appointed by directors so nominated; or (c) the failure by KKR to beneficially own 100% of the outstanding capital stock of the Borrower and each Subsidiary Guarantor.

          "Closing Date" means the date on which the Loan is advanced hereunder.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means the collateral identified in the Security Agreement
           ----------
and the Pledge Agreement.

          "Compliance Certificate" means a certificate signed by a Responsible
           ----------------------
Officer of the Borrower certifying as to the matters set forth in subsection (c) of Article V.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that beneficial ownership of 10% or more of the voting stock or equity interests of a Person will be deemed to be Control of such Person. "Controlling"
                                                                    -----------
and "Controlled" have meanings correlative thereto.
     ----------

          "Debt" of any Person means, without duplication, (a) all obligations
           ----
of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all Capital Lease Obligations of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such

                                                           BRIDGE LOAN AGREEMENT

Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Suretyship Liabilities of such Person, (g) all other obligations of such Person upon which interest charges are customarily paid (other than accounts payable in the ordinary course of business which are not more than 90 days past due), (h) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person and (i) all Debt (as defined above) of any partnership in which such Person is a general partner (except to the extent such Debt is not recourse to such Person).

          "Debt for Borrowed Money" of any Person means all Debt of such Person
           -----------------------
described in (without duplication) clauses (a), (b), (c), (d), (g) and, to the extent constituting a Suretyship Liability in respect of Debt for Borrowed Money of another Person, (f), of the definition of Debt.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning assigned such term in Section 2.6(b).
           ------------

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Environmental Laws" means all laws, statutes, ordinances, judgments,
           ------------------
injunctions, decrees, writs, regulations, notice requirements, rules or orders of any court or Governmental Authority relating to pollution or the protection of human health or the environment or to emissions, discharges, releases or threatened releases of any Hazardous Materials into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, generation, treatment, storage, disposal, transport or handling of any Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" means with respect to any Person, any other Person
           ---------------
that is a member of such Person's controlled group, or under common control with such Person, within the meaning of the Code, and includes any trade or business whether or not incorporated, that

                                                           BRIDGE LOAN AGREEMENT

together with such Person would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VIII.

          "Exchange Act" has the meaning assigned to such term in Section
           ------------
6.1(a).

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "FRI-Sub" means FRI-Sub, Inc., a Delaware corporation and an indirect
           -------
subsidiary of Lender, and its successors and assigns.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranteed Obligations" has the meaning assigned to such term in
           ----------------------
Section 3.1 hereof.

                                                           BRIDGE LOAN AGREEMENT

          "Guarantors" means, collectively, KKR and the Subsidiary Guarantors
           ----------
and each of their respective successors and assigns.

          "Hazardous Materials"  means any regulated quantity of asbestos in any
           -------------------
form, urea formaldehyde, lead-based paint, PCBs, radon gas, crude oil or any fraction thereof, all regulated forms of natural gas, petroleum products or by-products, any regulated radioactive substance, any regulated toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other regulated hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Initial Period" means the period from the Closing Date until the
           --------------
later of the Maturity Date and the date all Obligations are paid in full; provided, that if the Maturity Date is extended pursuant to clause (a) or (b) of the definition thereof, Initial Period shall mean the period from the Closing Date until the date the Merger Agreement is terminated.

          "Interest Payment Date" means the last day of each March, June,
           ---------------------
September and December.

          "KKR" means Koo Koo Roo, Inc., a Delaware corporation.
           ---

          "Lender" means FRI-MRD Corporation, a Delaware corporation and its
           ------
permitted successors and assigns hereunder.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any Capital Lease Obligation having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Bridge Note and the
           --------------
Security Documents.

          "Loan" has the meaning assigned to such term in Section 2.1(a).
           ----

          "Margin Stock" shall have the meaning provided such term in Regulation
           ------------
U of the Federal Reserve Board.

                                                           BRIDGE LOAN AGREEMENT

          "Material Adverse Change" means, with respect to any Person, the
           -----------------------
occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

          "Material Adverse Effect" means, with respect to any Person, a
           -----------------------
material adverse effect on (i) the financial position, results of operations, revenues, assets, liabilities, or business of such Person and its Subsidiaries, taken as a whole, (ii) the ability of such Person or any of its Affiliates to perform its material obligations hereunder or under any other Loan Document or
(iii) the validity or enforceability of this Agreement or any other Loan Document; provided, that, in the case of KKR, a fluctuation or fluctuations in
          --------
the trading price of the KKR Common Shares occurring other than as a result of KKR's willful misconduct cannot, in and of itself, constitute a Material Adverse Effect.

          "Maturity Date" means the Effective Time (as defined in the Merger
           -------------
Agreement); provided, that (a) (x) if the Merger Agreement is terminated due to a material breach by Lender of any of its representations, warranties or covenants contained therein, Maturity Date shall mean the earlier of (i) June 9, 2000 and (ii) the date on which KKR enters into an agreement that includes any substantive terms with respect to an Acquisition Proposal (as defined in the Merger Agreement) with any other Person (other than an agreement relating solely to the treatment of confidential information), and (y) if the Merger Agreement is terminated pursuant to Section 10.1(b) of the Merger Agreement and any of the consents set forth on Schedule 4.4 to the Merger Agreement have not been obtained, Maturity Date shall mean June 9, 2000, (b) if the Merger Agreement is terminated pursuant to Section 10.1(d) of the Merger Agreement, Maturity Date shall mean June 9, 1999, (c) if the Merger Agreement is terminated pursuant to
Section 10.1(e) of the Merger Agreement, Maturity Date shall mean thirty (30) days after the date on which the Merger Agreement is terminated, and (d) if the Merger Agreement is terminated for any other reason, Maturity Date shall mean sixty (60) days after the date on which the Merger Agreement is terminated.

          "Merger" means the merger of FRI-Sub with and into KKR, as
           ------
contemplated by the Merger Agreement.

          "Merger Agreement" means that certain Agreement and Plan of Merger,
           ----------------
dated as of the date hereof, among Lender, FRI-Sub and KKR, as the same may be amended from time to time.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means with respect to any Person, on any date, a
           ------------------
multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have

                                                           BRIDGE LOAN AGREEMENT

been made at any time during the six-year period ending on or prior to such date, by such Person or any of its ERISA Affiliates and that is covered by Title IV of ERISA.

          "Obligations" means all obligations, liabilities and indebtedness of
           -----------
every nature of the Borrower from time to time owing to Lender under or in connection with any Loan Documents, excluding, however, Obligations owing to Lender under the Merger Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Affiliate Transactions" means (i) advances of payroll
           --------------------------------
payments and expenses to employees in the ordinary course of business, (ii) the provision of administrative or management services by KKR or any of its officers to any of its Subsidiaries in the ordinary course of business, (iii) any employment agreement entered into by KKR or any of its Subsidiaries in the ordinary course of business and (iv) Permitted Transfers.

          "Permitted Encumbrances" means:
           ----------------------

               (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.4;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.4;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; provided that the aggregate amount of deposits at any time permitted under this clause (d) shall not exceed $50,000;

               (e)   customary rights of landlords under the leases; and

               (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the

                                                           BRIDGE LOAN AGREEMENT

affected property or interfere with the ordinary conduct of business of KKR, the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Debt for Borrowed Money.

          "Permitted Investments" means:
           ---------------------

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the two highest credit ratings obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
(c) above; and

               (e) intercompany notes payable by KKR issued in connection with Permitted Transfers.

          "Permitted Transfers" means transfers of cash between KKR and the
           -------------------
Borrower for cash management purposes, whether by intercompany note, capital contribution or dividend; provided that the net aggregate amount of cash transferred to KKR by the Borrower during any period shall not exceed the Borrower's current operating earnings during such period.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                                                           BRIDGE LOAN AGREEMENT

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is, or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be, an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means that certain Pledge Agreement, dated as of
           ----------------
the date hereof, in substantially the form of Exhibit C executed by the Borrower in favor of Lender.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by Bank of America National Trust and Savings Association as its prime rate in effect at its principal office in Los Angeles (the Prime Rate not being intended to be the lowest rate of interest charged by Bank of America National Trust and Savings Association in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Responsible Officer" means any of the following directors or officers
           -------------------
of the Borrower: the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, the Chief Financial Officer, the Chief Operating Officers, the Chief Accounting Officer, the Vice President/Treasurer or any Assistant Treasurer responsible for compliance with this Agreement.

          "Restricted Payment" means, with respect to any Person, any dividend
           ------------------
or other distribution (whether in cash, securities or other property, but excluding any payment made solely in non-redeemable common stock of such Person) with respect to any shares of any class of capital stock of such Person or any subsidiary of such Person, or any payment (whether in cash, securities or other property, but excluding any payment made solely in non-redeemable common stock of such Person), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of such Person or any subsidiary of such Person or any option, warrant or other right to acquire any such shares of capital stock of such Person or any subsidiary of such Person.

          "Security Agreement" means that certain Security Agreement, dated as
           ------------------
of the date hereof, executed by the Borrower and the Subsidiary Guarantors in favor of Lender, in substantially the form of Exhibit D.

                                                           BRIDGE LOAN AGREEMENT

          "Security Documents" means (i) the Security Agreement, (ii) the Pledge
           ------------------
Agreement, (iii) the Assignment of Leases, and (iv) the Trademark Security Agreement, if any, executed by the Borrower and the Subsidiary Guarantors in favor of Lender, substantially in the form of Exhibit I to the Security Agreement.

          "Significant Subsidiary" means (a) any "significant subsidiary" within
           ----------------------
the meaning provided in Article 1, Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission and (b) any other subsidiary that is material to the applicable Person's condition (financial or otherwise), results of operations, revenues, assets, liabilities, prospects or business.

          "Solvent" as to any Person, as of any date, means (i) the sum of the
           -------
assets of such Person, at present fair salable value, will exceed its liabilities, including contingent liabilities as they become absolute and matured, (ii) such Person has, in its reasonable judgment, sufficient capital with which to conduct its business as presently conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, legal, equitable, secured or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "S&P" means Standard & Poor's Corporation.
           ---

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which are required to be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as, with respect to any Person, any Person of which such Person and/or its subsidiaries own, directly or indirectly, such number of outstanding shares (or similar equity interest) as have more than 50% of the ordinary voting power for, in the case of a corporation, the election of directors or, in all other cases, the management of such Person.

          "Subsidiary" means any subsidiary of KKR other than Color Me Mine,
           ----------
Inc., Arrosto Coffee Company and their respective subsidiaries.

                                                           BRIDGE LOAN AGREEMENT

          "Subsidiary Guarantors" means H.H.K. of Virginia, Inc., a Virginia
           ---------------------
corporation, and H.H. of Maryland, Inc., a Maryland corporation.

          "Suretyship Liability" means any agreement, undertaking or other
           --------------------
contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any Debt of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrower and the Guarantors of this Agreement and the other Loan Documents, the borrowing of the Loan and the use of the proceeds thereof.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section 1.2  Terms Generally.  The definitions of terms herein shall
                       ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                                           BRIDGE LOAN AGREEMENT

          Section 1.3  Accounting Terms; GAAP.  Except as otherwise expressly
                       ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that
                                                                   --------
for purposes of determining compliance with any covenant set forth in Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 6.1.


                                  ARTICLE II

                                The Bridge Loan
                                ---------------

          Section 2.1  Bridge Loan.  (a)  Subject to the terms and conditions
                       -----------
set forth herein, Lender agrees to make a term loan (the "Loan") to the Borrower
                                                          ----
on the Closing Date, which Loan shall not exceed $3,000,000 in aggregate principal amount at any time outstanding.

               (b) All or any portion of the Loan may be voluntarily prepaid pursuant to Section 2.5. The Loan shall mature on and be payable in full on the Maturity Date, without further action on the part of the Lender.

          Section 2.2  Funding of Borrowings.  Subject to the terms hereof,
                       ---------------------
Lender shall make the Loan by wire transfer of immediately available funds by 2:00 p.m., Los Angeles time, on the Closing Date to the account of the Borrower set forth below:

          Union Bank of California
          ABA # 121000496
          LA Headquarters Office
          Account # 2100692328
          ref: The Hamlet Group, Inc. - concentration

          Section 2.3  Notes.  (a)  The Loan shall be evidenced by a non-
                       -----
negotiable promissory note in the form of Exhibit A (the "Bridge Note").  The
                                                          -----------
Bridge Note shall be dated the Closing Date and mature on the Maturity Date.

               (b) Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached to the Bridge Note (or on a continuation of such schedule attached to such Bridge Note and made a part thereof) an appropriate notation evidencing the date and amount of the Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Loan and such payments in its books and records.

                                                           BRIDGE LOAN AGREEMENT

Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein; provided that any errors with respect to such schedule, books or records shall not affect the Borrower's obligations to repay amounts owing hereunder.

          Section 2.4  Repayment of Loan on Maturity Date; Mandatory Prepayment.
                       --------------------------------------------------------
(a) Subject to paragraphs (b) and (c) of this Section 2.4, the Borrower hereby unconditionally promises to pay to Lender the then unpaid principal amount of the Loan, all accrued and unpaid interest thereon, and all other Obligations on the Maturity Date.

               (b) If the Maturity Date is determined pursuant to clause (d) of the definition thereof, the Borrower hereby unconditionally promises to pay to Lender $1.0 million principal amount of the Loan and all accrued and unpaid interest thereon on the thirtieth day after the date on which the Merger Agreement is terminated.

               (c) If the Maturity Date is determined pursuant to clause (a)(y) of the definition thereof, the principal amount of the Loan shall be reduced by $2.0 million on the date on which the Merger Agreement is terminated (with the reduction constituting a forgiveness of such principal). Interest shall accrue on such reduced principal amount from and after the date on which the Merger Agreement is terminated until the Maturity Date.

          Section 2.5  Optional Prepayment of Loan.  (a)  The Borrower shall
                       ---------------------------
have the right at any time and from time to time to prepay, without penalty, the Loan in whole or in part, subject to prior notice in accordance with paragraph
(b) of this Section.

               (b) The Borrower shall notify Lender in writing of any prepayment hereunder not later than 12:00 p.m. (noon), Los Angeles time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loan or portion thereof to be prepaid. Each partial prepayment of principal of the Loan shall be in an amount of at least $300,000 or an integral multiple of $50,000 in excess thereof. Prepayments shall be accompanied by accrued interest on the principal amount prepaid.

          Section 2.6  Interest.  (a)  The Loan shall bear interest at an annual
                       --------
rate of interest equal to the Prime Rate; provided, however, that if the
                                          --------  -------
Maturity Date is extended pursuant to clauses (b) or (c) of the definition thereof, the Loan shall, from and after the date on which the Merger Agreement is terminated, bear interest at an annual rate of interest equal to the Prime Rate plus 3%.
     ----

               (b) Notwithstanding the foregoing, if any principal of or interest on the Loan or any fee or other amount payable by the Borrower hereunder is not paid when due,

                                                           BRIDGE LOAN AGREEMENT

whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 1.5% plus the rate otherwise applicable to the Loan as provided in the preceding paragraph of this Section (the "Default Rate").
                                          ------------

               (c) Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date for the Loan and upon termination of this Agreement; provided that (i) interest accrued pursuant to paragraph (b) of this Section
--------
shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

               (d) All interest hereunder shall be computed on the basis of a year of 360 days of twelve 30-day months, provided, however, that in the case of a payment on any day other than an Interest Payment Date, interest shall be payable for the actual number of days elapsed since the last Interest Payment Date (including the first day but excluding the last day).

          Section 2.7  Taxes.  Any and all payments by or on account of any
                       -----
Obligation of the Borrower or the Guarantors hereunder shall be made free and clear of and without deduction for any Taxes (other than taxes based on the net income of Lender). Lender confirms that it is a United States Person for federal income tax purposes.

          Section 2.8  Payments Generally.  (a)  The Borrower shall make each
                       ------------------
payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.9, or otherwise) prior to 12:00 noon, Los Angeles time, on the date when due, by wire transfer, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the account of Lender specified below or to such other account designated by Lender in a written notice to the Borrower not later than two Business Days prior to the date such amount is due:

          Bank of America
          Concord, California
          ABA # 121000358
          Account Name: FRI-MRD Corporation
          Account # 12359-00417
          Attention:  Laurie Warner
                      Account Administration, No. 5693

                                                           BRIDGE LOAN AGREEMENT

               (b) If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.


                                  ARTICLE III

                                   Guarantee
                                   ---------

          Section 3.1  The Guarantee.  Each Guarantor hereby jointly and
                       -------------
severally guarantees to Lender (a) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal and interest payable on the Loan, (b) the payment of all other Obligations (including, without limitation, indemnities, fees and interest thereon and all Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code would become due, and all interest accruing on the Obligations after the filing of a petition by or against the Borrower or any of its subsidiaries under the Bankruptcy Code, in accordance with and at the rate (including the Default Rate) specified in this Agreement whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under the Bankruptcy
Code) of the Borrower now existing or hereafter incurred under, arising out of, or in connection with any of the Loan Documents, (c) the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in any of the Loan Documents, (d) the payment of all sums advanced by Lender under or pursuant hereto, with interest thereon from the due date thereof, until paid, at the applicable rate specified in Section 2.6 and (e) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the foregoing (all such principal, interest, obligations, indebtedness, performance, compliance and payments, collectively, the "Guaranteed Obligations"). Each Guarantor hereby jointly and
                   ----------------------
severally further agrees that if the Borrower shall fail to pay in full when due (after giving effect to any cure periods) (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever. Each Guarantor's guarantee provided herein is a guarantee of payment and not of collection.

          Section 3.2  Obligations Unconditional.  The joint and several
                       -------------------------
obligations of the Guarantors under Section 3.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law and subject to Section 3.7 hereof, irrespective of any other circumstance whatsoever that might otherwise

                                                           BRIDGE LOAN AGREEMENT

constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the joint and several obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

               (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

               (c) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor;

               (d) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

               (e) any lien or security interest granted to, or in favor of, Lender as security for any of the Guaranteed Obligations shall fail to be perfected or shall be released;

               (f)  the bankruptcy or insolvency of the Borrower; or

               (g) any of the Guaranteed Obligations or any security therefor shall be settled, compromised or released.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          Section 3.3  Reinstatement.  If claim is ever made upon Lender for
                       -------------
repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and Lender repays all or part of said amount by reason of (a) any

                                                           BRIDGE LOAN AGREEMENT

judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by Lender with any such claimant (including the Borrower), then and in such event each Guarantor jointly and severally agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of this Agreement or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain jointly and severally liable to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

          Section 3.4  Subrogation.  Each Guarantor hereby agrees that until the
                       -----------
Maturity Date and the payment and satisfaction in full of all Guaranteed Obligations, it shall not exercise any right or remedy arising by reason of any performance by it of their guarantee in Section 3.1, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          Section 3.5  Remedies.  Each Guarantor agrees that, as between it and
                       --------
Lender, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable as provided in Article VIII) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 3.1.

          Section 3.6  Continuing Guarantee.  The guarantee in this Article is a
                       --------------------
continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

          Section 3.7  General Limitation on Guarantee Obligations.  Each
                       -------------------------------------------
Guarantor confirms that it is the intention of all parties to this Agreement that neither the guarantee by such Guarantor nor any liability or payment by it hereunder shall (i) render such Guarantor "insolvent," or (ii) constitute a fraudulent transfer or conveyance, or (iii) constitute a transaction at an undervalue or preference, or (iv) give rise to any similar or analogous event, thing or circumstance, in each case, for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, Lender and each Subsidiary Guarantor hereby irrevocably agree that the Guaranteed Obligations shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the Guaranteed Obligations, result in the Guaranteed

                                                           BRIDGE LOAN AGREEMENT

Obligations of such Subsidiary Guarantor hereunder neither rendering such Subsidiary Guarantor "insolvent" nor constituting such fraudulent transfer or conveyance, such transaction at an undervalue or preference or such other event, thing or circumstance, in each case, under any such law.


                                  ARTICLE IV

                         Representations and Warranties
                         ------------------------------

          Section 4.1  Borrower's Representations and Warranties.  Each of the
                       -----------------------------------------
Borrower and the Guarantors jointly and severally represent and warrant to Lender that:

               (a)  Authorization; Enforceability.  Each of the Borrower and
                    -----------------------------
each of the Guarantors has all requisite power and authority to enter into each of the Loan Documents such Person is party to and to consummate the Transactions. The use of proceeds of the Loan will be within the Borrower's corporate powers and will have been duly authorized as of the time of such use. Each of the Loan Documents has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Borrower has no equity interest in any Person other than the Subsidiary Guarantors.

               (b)  Financial Condition.  KKR has heretofore made available to
                    -------------------
Lender consolidated balance sheets and statements of operations, stockholders equity and cash flows for KKR and its Subsidiaries, as of and for the fiscal year ended December 31, 1997, reported on by BDO Seidman LLP, independent public accountants of KKR, and the condensed consolidated balance sheet and statements of operations and cash flows for KKR and its Subsidiaries, as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1998, as filed in KKR's Forms 10-K and 10-Q with the Securities and Exchange Commission. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of KKR and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the limited condensed footnotes in the case of the condensed statements for the fiscal quarter ended March 31, 1998.

               (c)  Solvency.  On the Closing Date and after giving effect to
                    --------
the Transactions, each of the Borrower and each of the Guarantors will be Solvent.

                                                           BRIDGE LOAN AGREEMENT

               (d)  Use of Proceeds; Margin Regulations.  All proceeds of the
                    -----------------------------------
Loan will be used by the Borrower only in accordance with the provisions of
Section 6.8. No part of the proceeds of the Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

               (e)  Security Interests.  (i) The provisions of the Security
                    ------------------
Agreement are effective to create in favor of the Lender a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent, creates a fully perfected first lien on, and security interest in, all right, title and interest in all of the Collateral described therein, subject to no Liens other than Permitted Liens. The Borrower and the Subsidiary Guarantors have good and indefeasible title to all Collateral described in the Security Agreement free and clear of all Liens.

               (ii) The security interests created in favor of Lender under the Pledge Agreement constitute first priority perfected security interests in the Collateral described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Collateral described in the Pledge Agreement and the proceeds thereof.

               (f)  Additional Representations and Warranties.  As of the date
                    -----------------------------------------
hereof, the representations and warranties contained in the Merger Agreement are true and correct in all material respects and are incorporated herein by reference with the same force and effect as though herein set forth in full (regardless of any termination of the Merger Agreement).

          Section 4.2  Lender's Representations and Warranties.  Lender
                       ---------------------------------------
represents and warrants to the Borrower and the Guarantors that (a) it has all requisite power and authority to enter into each of the Loan Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby; (b) each of the Loan Documents to which it is a party has been duly authorized, executed and delivered by Lender and constitutes a legal, valid and binding obligation of Lender, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and
(c) the execution and performance by Lender of each of the Loan Documents to which it is a party will not constitute a breach or a violation under the charter or bylaws of Lender or constitute a violation of any Applicable Law (as defined in the Merger Agreement).

                                                           BRIDGE LOAN AGREEMENT


                                   ARTICLE V

                                  Conditions
                                  ----------

          The obligations of Lender to make the Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

          (a) Lender shall have received from each party hereto and thereto a counterpart of the Merger Agreement and each of the Loan Documents signed on behalf of such party.

          (b) Lender shall have received a favorable written opinion (addressed to Lender and dated the Closing Date) of Latham & Watkins, counsel for the Borrower, substantially in the form of Exhibit B. The Borrower hereby requests such counsel to deliver such opinion.

          (c) Lender shall have received such documents and certificates as Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the authorization of the Transactions and any other legal matters relating to the Borrower, each Guarantor, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to Lender and its counsel.

          (d) Lender shall have received a certificate from the Borrower and each Guarantor, dated the Closing Date and executed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower and each Guarantor, respectively, confirming compliance with the conditions set forth in paragraphs (h), (i) and (j) of this Article V.

          (e) Lender shall have received acknowledgment copies (or other evidence of filing) of each filed UCC-1 financing statement signed by the Borrower as debtor naming Lender as secured party. Such UCC-1 financing statements shall have been filed in each jurisdiction as may be necessary or, in the reasonable opinion of Lender, desirable to perfect the security interests created by the Security Agreement.

          (f) Lender shall have received the original stock certificates evidencing the stock pledged pursuant to the Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

          (g)  The Closing Date shall occur on or prior to June 30, 1998.

                                                           BRIDGE LOAN AGREEMENT

          (h) The representations and warranties of the Borrower and the Guarantors set forth in Article IV shall be true and correct on and as of the date of the Loan (other than those, if any, which by their terms specifically relate only to a different date).

          (i) At the time of and immediately after giving effect to the Loan, no Default or Event of Default shall have occurred and be continuing.

          (j) From March 31, 1998 through the date of the Loan, neither the Borrower nor any Guarantor shall have suffered a Material Adverse Change.

The Loan shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (h), (i) and (j) of this Article V.


                                  ARTICLE VI

                             Affirmative Covenants
                             ---------------------

          Until the Maturity Date and the principal of and interest on the Loan and all other Obligations payable hereunder shall have been paid in full, the Borrower and each Guarantor jointly and severally covenant and agree with Lender that:

          Section 6.1  Financial Statements and Other Information.  KKR will
                       ------------------------------------------
furnish to Lender:

               (a) within 90 days after the end of each fiscal year, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of KKR and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that for as long as KKR is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the obligation of KKR to deliver the reports referenced in this Section 6.1(a) shall be satisfied by the timely filing by Edgar of its Form 10-K with respect to such fiscal year;

               (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its condensed consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and

                                                           BRIDGE LOAN AGREEMENT

the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of KKR and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that for as long as KKR is subject to the reporting requirements of the Exchange Act, the obligation of KKR to deliver the reports referenced in this Section 6.1(b) shall be satisfied by the timely filing by Edgar of its Form 10-Q with respect to such fiscal quarter;

               (c) concurrently with any delivery of financial statements under clause (a) above, a Compliance Certificate (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since December 31, 1997 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by KKR or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by KKR to its shareholders generally, as the case may be; provided, however, that the obligation of KKR or any such Subsidiary to deliver the reports, proxy statements and materials referenced in this Section 6.1(d) shall be satisfied by the filing by Edgar of such materials with the Securities and Exchange Commission or the dissemination of such materials by Business Wire; and

               (e) as promptly as practicable, such other information set forth on Schedule 6.1.

          Section 6.2  Notices of Material Events.  The Borrower will furnish to
                       ---------------------------
Lender prompt written notice of the following:

               (a) the occurrence of any Default or Event of Default upon actual knowledge of a Responsible Officer of the Borrower;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and

                                                           BRIDGE LOAN AGREEMENT

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in material liability of KKR or any Subsidiary.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          Section 6.3  Existence; Conduct of Business.  The Borrower and each
                       ------------------------------
Guarantor will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its subsidiaries, taken as a whole.

          Section 6.4  Payment of Obligations.  The Borrower and each Guarantor
                       ----------------------
will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) KKR has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          Section 6.5  Maintenance of Properties; Insurance.  The Borrower and
                       ------------------------------------
each Guarantor will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition in all material respects, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (and having such deductibles and self-insurance) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          Section 6.6  Books and Records; Inspection Rights.  The Borrower and
                       ------------------------------------
each Guarantor will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in accordance with GAAP are made of all dealings and transactions in relation to its business and activities.

          Section 6.7  Compliance with Laws.  The Borrower and each Guarantor
                       --------------------
will, and will cause each of the Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including without limitation ERISA and all Environmental Laws.

                                                           BRIDGE LOAN AGREEMENT

          Section 6.8  Use of Proceeds.  The proceeds of the Loan will be used
                       ---------------
only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          Section 6.9  Further Assurances.  The Borrower and each Guarantor
                       ------------------
will, and will cause each of the Subsidiaries to, cooperate with Lender and shall execute and pay for the filing of all such further instruments and documents, including UCC financing statements and other security documents, as Lender shall reasonably deem appropriate in order to effectuate the grant of the Liens and security interests to Lender contemplated by the Loan Documents.

          Section 6.10  Conduct of Business.  During the Initial Period, the
                        -------------------
Borrower and each Guarantor will, and will cause each of the Subsidiaries to, comply in all material respects with the covenants set forth in Section 7.3 of the Merger Agreement, which covenants are incorporated herein by reference with the same force and effect as though herein set forth in full; provided, however, that a violation of such Section 7.3 after the termination of the Merger Agreement for the purpose of completing a financing, the proceeds of which are used to repay the Borrower's Obligations hereunder, shall not violate this
Section 6.10.


                                  ARTICLE VII

                              Negative Covenants
                              ------------------

          Until the Maturity Date and the principal of and interest on each Loan and all other Obligations payable hereunder shall have been paid in full, the Borrower and each Guarantor jointly and severally covenant and agree with Lender that:

          Section 7.1  Debt.  The Borrower and the Subsidiary Guarantors will
                       ----
not create, incur, assume or permit to exist any Debt, except:

               (a)  Debt owed to the Borrower or any Subsidiary Guarantor;

               (b)  Debt owed to KKR in connection with Permitted Transfers;

               (c)  Debt existing on the date hereof, which is identified in
Schedule 7.1;

               (d)  Debt secured by Permitted Encumbrances;

               (e) Capital Lease Obligations not to exceed $50,000 in the aggregate at any time outstanding; and

                                                           BRIDGE LOAN AGREEMENT

               (f) other Debt not to exceed $50,000 in the aggregate at any time outstanding.

          Section 7.2  Liens.  The Borrower and the Subsidiary Guarantors will
                       -----
not, and will not permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (a)  Permitted Encumbrances; and

               (b) any Lien on any property or asset of any Subsidiary Guarantor existing on the date hereof (including Liens created pursuant to the Security Agreement) and set forth in Schedule 7.2; provided that (i) such Lien
                                                   --------
shall not apply to any other property or asset of any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof.

          Section 7.3  Fundamental Changes.  The Borrower and the Guarantors
                       -------------------
will not:

               (a) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary Guarantor may merge into any other Subsidiary Guarantor in a transaction in which the surviving entity is a Subsidiary Guarantor, (ii) any Subsidiary Guarantor may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to any other Subsidiary Guarantor,
(iii) any Subsidiary Guarantor may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to Lender, (iv) this covenant shall not prohibit KKR from taking any of the foregoing actions if
(1) the successor corporation is KKR or a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (2) the successor corporation expressly assumes the Obligations of KKR hereunder and (3) the successor corporation shall have consolidated net worth, immediately after such transaction equal to or greater than the consolidated net worth of KKR immediately preceding such transaction, and (v) the provisions of this clause (a) shall not apply to the transactions contemplated by the Merger Agreement; or

               (b) engage in any business other than restaurant businesses and related ancillary businesses of the type conducted by the Borrower and the Guarantors on the date of execution of this Agreement.

                                                           BRIDGE LOAN AGREEMENT

          Section 7.4  Investments, Loans, Advances, Suretyship Liabilities and
                       --------------------------------------------------------
Acquisitions.  The Borrower and the Subsidiary Guarantors will not purchase,
------------
hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, incur Suretyship Liabilities in respect of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a)  Permitted Investments;

               (b) investments by the Borrower or any Subsidiary Guarantor in any Subsidiary Guarantor; and

               (c)  investments existing on the date hereof and identified in
Schedule 7.4.

          Section 7.5  Hedging Agreements.  The Borrower and the Subsidiary
                       ------------------
Guarantors will not enter into any Hedging Agreement.

          Section 7.6  Restricted Payments.  (a) The Borrower and the Subsidiary
                       -------------------
Guarantors will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Default or Event of Default has occurred and is continuing, (i) any Subsidiary Guarantor may declare and pay Restricted Payments to the Borrower and (ii) the Borrower may make Permitted Transfers to KKR.

               (b) KKR will, and will cause each of the Subsidiaries to, comply with Section 7.5 of the Securities Purchase Agreement, dated as of August 12, 1997 (the "Securities Purchase Agreement"), as in effect on the date hereof, by and between KKR and B III Capital Partners, L.P., regardless of whether such Securities Purchase Agreement is in effect or is subsequently amended or modified.

          Section 7.7  Transactions with Affiliates.  The Borrower and the
                       ----------------------------
Subsidiary Guarantors will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, except (a) transactions between or among the Borrower and the Subsidiary Guarantors not involving any other Affiliate and (b) Permitted Affiliate Transactions.

          Section 7.8  Restrictive Agreements.  The Borrower and the Subsidiary
                       ----------------------
Guarantors will not, directly or indirectly, enter into, incur or permit to exist any agreement

                                                           BRIDGE LOAN AGREEMENT

or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary Guarantor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary Guarantor; provided that the foregoing
                                                   --------
shall not apply to (i) restrictions and conditions imposed by law or by this Agreement and (ii) restrictions and conditions existing on the date hereof and identified on Schedule 7.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).


                                 ARTICLE VIII

                               Events of Default
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

               (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

               (b) the Borrower shall fail to pay any interest on any Loan or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) Business Days; or

               (c)  any Guarantor shall fail to pay any amount owing pursuant to
Article III hereof when due or shall disavow or disaffirm any of its obligations under Article III hereof;

               (d) any representation or warranty made by or on behalf of the Borrower or any Guarantor in or in connection with any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

               (e) the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.3 or 6.8 or in Article VII; or

               (f) the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified

                                                           BRIDGE LOAN AGREEMENT

in clauses (a), (b), (d) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days; or

               (g) KKR or any Subsidiary shall default in any obligation (payment or otherwise) that results in any Debt of $1,500,000 or more in the aggregate becoming due prior to its scheduled maturity or that results in the holder or holders of any Debt of $1,500,000 or more in the aggregate or any trustee or agent on its or their behalf causing any such Debt to become due, or requiring the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Guarantor or any Significant Subsidiary of KKR or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor or any Significant Subsidiary of KKR or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

               (i) the Borrower, any Guarantor or any Significant Subsidiary of KKR shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor or any Significant Subsidiary of KKR or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose and intent of effecting any of the foregoing; or

               (j) the Borrower, any Guarantor, or any Significant Subsidiary of KKR shall become unable, admit in writing or fail generally to pay its debts as they become due; or

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,500,000 shall be rendered against KKR, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 90 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of KKR or any Subsidiary to enforce any such judgment; or

                                                           BRIDGE LOAN AGREEMENT

               (l) an ERISA Event shall have occurred that, in the opinion of Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of KKR and its Subsidiaries in an aggregate amount exceeding $1,500,000; or

               (m)  a Change in Control shall occur; or

               (n) any of the Security Documents shall for any reason cease to be in full force and effect (other than in accordance with its terms), or shall cease to give Lender the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the Collateral in accordance with the terms thereof;

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate its obligation to make the Loan and (ii) declare the Loan then outstanding to be due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon (a) the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (b) Lender shall have no further obligations hereunder; and in case of any event described in clause (h) or (i) of this Article, (a) Lender's obligation to make the Loan shall automatically terminate and the principal of the Loan then outstanding, together with accrued interest thereon, and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (b) Lender shall have no further obligations hereunder.


                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

          Section 9.1  Notices.  Except in the case of notices and other
                       -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

               (a)  if to the Borrower or any Guarantor, to it at:

                                                           BRIDGE LOAN AGREEMENT

          c/o Koo Koo Roo, Inc.
          11075 Santa Monica Boulevard, Suite 225
          Los Angeles, California 90025
          Attention: A. William Allen, III, Chief Executive Officer and
                     Ronald D. Garber, Esquire, General Counsel
          Facsimile No.: (310) 479-4221

               with copies to:


          Latham & Watkins
          633 West 5th Street, Suite 4000
          Los Angeles, California 90071
          Attention: Anthony J. Richmond
                     J. Scott Hodgkins
          Facsimile No.: (213) 891-8763

               (b)  if to Lender, to it at:

          FRI-MRD Corporation
          18831 Von Karman Avenue, 3/rd/ Floor
          Irvine, California 92612
          Attention: Todd E. Doyle, Secretary and Robert T. Trebing, Jr.,
                     President
          Facsimile No.: (949) 757-8076

               with copies to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          300 South Grand Avenue
          Los Angeles, California 90071
          Attention: Michael Woronoff
          Facsimile No.: (213) 687-5600

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. It is understood and agreed that the delivery of copies of notices to counsel as set forth above is for courtesy purposes only and any failure to

                                                           BRIDGE LOAN AGREEMENT

deliver such copy shall not constitute failure with respect to any obligation to provide notices hereunder.

          Section 9.2  Waivers; Amendments.  Neither this Agreement nor any
                       -------------------
terms hereof may be changed, waived, discharged, or terminated, nor any Collateral released, unless such change, waiver, discharge, termination or release is in writing signed by Lender. No failure or delay by Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder are cumulative and are not exclusive of any rights or remedies that Lender would otherwise have. A waiver of any provision of this Agreement or consent to any departure by the Borrower or any Guarantor therefrom shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.

          Section 9.3  Expenses.  The Borrower shall pay (i) all reasonable out-
                       --------
of-pocket expenses incurred by Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Lender, in connection with any amendments, modifications or waivers of the provisions hereof (but not origination) and (ii) all out-of-pocket expenses reasonably incurred by Lender, including the fees, charges and disbursements of any counsel for Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loan made hereunder, including all such out-of-pocket expenses reasonably incurred during any workout, restructuring or negotiations in respect of such Loan.

          Section 9.4  Successors and Assigns.  The provisions of this Agreement
                       ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Guarantor may assign, encumber or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by the Borrower or any Guarantor without such consent shall be null and void). Lender may not, without the consent of the Borrower (which may be withheld in its sole discretion), assign or otherwise transfer any of its rights and obligations to any other Person other than a wholly-owned Subsidiary of Lender or Family Restaurants, Inc.; provided,
                                                               --------
however, that the foregoing restriction shall not prohibit the pledge of the
-------
Bridge Note or any rights, duties or obligations in connection therewith, as collateral security in a bona fide loan transaction. The Borrower shall, promptly following a request therefor by Lender, exercise such additional or replacement Bridge Notes as may be requested in connection with any such permitted assignment or transfer. Nothing in

                                                           BRIDGE LOAN AGREEMENT

this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, any Related Party of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          Section 9.5  Survival.  All covenants, agreements, representations and
                       --------
warranties made by the Borrower and the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Lender and shall survive the execution and delivery of this Agreement and the making of any Loan, regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect through the Maturity Date as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.9 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan or the termination of this Agreement or any provision hereof.

          Section 9.6  Counterparts; Integration; Effectiveness.  This Agreement
                       ----------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

          Section 9.7  Marshalling; Recapture.  Lender shall not be under any
                       ----------------------
obligation to marshall any assets in favor of the Borrower or any of the Guarantors or any other party or against or in payment of any or all of the obligations, liabilities and indebtedness of every nature of the Borrower or any of the Guarantors from time to time owing to Lender under or in connection with this Agreement or the other Loan Documents. To the extent Lender receives any payment by or on behalf of the Borrower or any of the Guarantors, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Borrower or Guarantors or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the

                                                           BRIDGE LOAN AGREEMENT

Borrower and the Guarantors to Lender as of the date such initial payment, reduction or satisfaction occurred.

          Section 9.8  Severability.  Any provision of this Agreement held to be
                       ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section 9.9  Right of Setoff.  If a Default or Event of Default shall
                       ---------------
have occurred and be continuing, Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Lender or such Affiliate to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

          Section 9.10  Governing Law; Jurisdiction; Consent to Service of
                        --------------------------------------------------
Process.
-------

               (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

               (b) Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of California or of the United States of America for the Central District of California, and, by execution and delivery of this Agreement, each of the Borrower and the Guarantors hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and any appellate courts from any thereof. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Guarantor or their properties in the courts of any jurisdiction.

                                                           BRIDGE LOAN AGREEMENT

               (c) Each of the Borrower and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 9.11  Headings.  Article and Section headings and the Table of
                        --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  [Remainder of page intentionally left blank]

                                                           BRIDGE LOAN AGREEMENT


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         THE HAMLET GROUP, INC.,
                         as Borrower



                         By:  /s/ A. William Allen III
                             --------------------------
                             Name:  A. William Allen III
                             Title: C.E.O.


                         KOO KOO ROO, INC.,
                         as Guarantor



                         By:  /s/ A. William Allen III
                             ----------------------------
                             Name:  A. William Allen III
                             Title: C.E.O.


                         H.H.K. OF VIRGINIA, INC.,
                         as Subsidiary Guarantor



                         By:  /s/ Ronald D. Garber
                             ----------------------------
                             Name:  Ronald D. Garber
                             Title: Corporate Secretary


                         H.H. OF MARYLAND, INC.,
                         as Subsidiary Guarantor



                         By:  /s/ Ronald D. Garber
                             ----------------------------
                             Name:  Ronald D. Garber
                             Title: Corporate Secretary

                         FRI-MRD CORPORATION,
                         as Lender



                         By:  /s/ R.T. Trebing, Jr.
                             ----------------------------
                             Name:  R.T. Trebing, Jr.
                             Title: President

                                      S-2